TRANSAMERICA SERIES TRUST
                  TRANSAMERICA EMERGING MARKETS/PACIFIC RIM VP

                    RESULTS OF SHAREHOLDER PROXY (UNAUDITED)

Rule 30e-1 under the Investment Company Act of 1940, as amended, titled "Reports to Stockholders of Management Companies," requires registered management companies to report on all subject matters put to the vote of shareholders and provide final results. Accordingly, the Board of Trustees of the Portfolios solicited a vote by the shareholders for the following items

At a special meeting of shareholders held on NOVEMBER 30, 2011 the results were as follows:

To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica Emerging Markets/Pacific Rim VP, in exchange for shares of Transamerica AEGON Active Asset Allocation - Moderate Growth VP to be distributed to the shareholders of Transamerica Emerging Markets/Pacific Rim VP and the assumption of all of the liabilities of Transamerica Emerging Markets/Pacific Rim VP by Transamerica AEGON Active Asset Allocation - Moderate Growth VP, and (ii) the subsequent liquidation of Transamerica Emerging Markets/Pacific Rim VP.

                                      ABSTENTIONS/BROKER
      FOR               AGAINST           NON-VOTES
---------------     --------------    ------------------
$53,840,485.000     $1,863,678.720    $    6,290,117.616
  (86.848%)            (3.006%)              (10.146%)

                            TRANSAMERICA SERIES TRUST
                       TRANSAMERICA GLOBAL CONSERVATIVE VP

                    RESULTS OF SHAREHOLDER PROXY (UNAUDITED)

Rule 30e-1 under the Investment Company Act of 1940, as amended, titled "Reports to Stockholders of Management Companies," requires registered management companies to report on all subject matters put to the vote of shareholders and provide final results. Accordingly, the Board of Trustees of the Portfolios solicited a vote by the shareholders for the following items

At a special meeting of shareholders held on NOVEMBER 30, 2011 the results were as follows:

To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica Global Conservative VP, in exchange for shares of Transamerica AEGON Active Asset Allocation - Conservative VP to be distributed to the shareholders of Transamerica Global Conservative VP and the assumption of all of the liabilities of Transamerica Global Conservative VP by Transamerica AEGON Active Asset Allocation - Conservative VP, and (ii) the subsequent liquidation of Transamerica Global Conservative VP.

                                      ABSTENTIONS/BROKER
      FOR               AGAINST           NON-VOTES
---------------     --------------    ------------------
$44,105,775.856     $1,766,870.305    $    4,836,730.057
   (86.978%)           (3.484%)              (9.538%)

                            TRANSAMERICA SERIES TRUST
                          TRANSAMERICA GLOBAL GROWTH VP

                    RESULTS OF SHAREHOLDER PROXY (UNAUDITED)

Rule 30e-1 under the Investment Company Act of 1940, as amended, titled "Reports to Stockholders of Management Companies," requires registered management companies to report on all subject matters put to the vote of shareholders and provide final results. Accordingly, the Board of Trustees of the Portfolios solicited a vote by the shareholders for the following items

At a special meeting of shareholders held on NOVEMBER 30, 2011 the results were as follows:

To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica Global Growth VP, in exchange for shares of Transamerica AEGON Active Asset Allocation - Moderate Growth VP to be distributed to the shareholders of Transamerica Global Growth VP and the assumption of all of the liabilities of Transamerica Global Growth VP by Transamerica AEGON Active Asset Allocation - Moderate Growth VP, and (ii) the subsequent liquidation of Transamerica Global Growth VP.

                                      ABSTENTIONS/BROKER
      FOR              AGAINST            NON-VOTES
---------------     --------------    ------------------
$48,763,680.180     $3,562,012.898    $    5,370,503.403
  (84.518%)            (6.174%)              (9.308%)